Press Release

Ness Technologies Announces Third Quarter 2009 Financial Results

All-time record operating cash flow, EPS in-line with company expectations on lower revenue mainly due to European recession

Ness to streamline selected operations in Q4, preparing for growth in 2010

Hackensack, NJ – November 3, 2009 – Ness Technologies, Inc. (NASDAQ: NSTC and TASE: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter ended September 30, 2009.

Third Quarter 2009 Highlights:

•	On a GAAP basis:

▪
Revenues were $132.7 million, down 19% year-over-year mainly due to weaker than expected revenues in Europe. Approximately 30%, or $9.3 million, of the decrease was due to foreign currency translation effects on non-dollar revenues.

▪
Operating income was $2.1 million, down 91% compared to the third quarter last year (which included a net gain in operating income of $18.4 million from the sale of the company’s Israeli SAP sales and distribution operations).

▪	Net income was $0.8 million, down 95% year-over-year.

▪	Diluted net earnings per share were $0.02, compared to $0.41 in the third quarter of 2008.

•
On a non-GAAP basis, excluding stock-based compensation expenses, amortization of intangibles and, in the comparative period, a gain related to the sale of the company’s Israeli SAP sales and distribution operations in the third quarter of last year, net of related expenses and other charges (1):

▪	Operating income was $5.1 million, down 58% year-over-year.

▪	Net income was $3.3 million, down 65% year-over-year.

▪	Diluted net earnings per share were $0.09, compared to $0.24 in the third quarter of 2008.

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding Ness’ use of non-GAAP financial measures.

Ness Technologies Third Quarter 2009	Page 1 of 10

•	Cash and cash equivalents and short-term bank deposits were $71.1 million as of September 30, 2009, up sequentially from $59.2 million as of June 30, 2009.

•	Operating cash flows for the quarter were an all-time third quarter record $16.1 million, with record year-to-date operating cash flows of $34.5 million.

•
Backlog as of September 30, 2009 was $655 million, down 4% sequentially and 14% year-over-year. Excluding the negative effect of foreign currency translation effects from the stronger U.S. dollar, backlog was down 11% year-over-year.

•	Headcount was approximately 7,780 as of September 30, 2009.

“The global economic downturn continued to impact our business in the third quarter,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “We continue to see signs of recovery, our pipeline continues to perk up and our focus remains on execution – including streamlining the parts of the business that were most affected by the recession such as Europe and Asia Pacific and investing in sales activity. A number of recent large wins give us confidence in improved conversion of pipeline to revenue in 2010 and returning to top line and bottom line growth.”

•	Results by operating segment:

▪
The company’s Software Product Engineering segment, which provides outsourced software product research and development services to companies who build or rely on software to generate revenues, continued to perform well in the third quarter, with solid operating margins on flat sequential revenues.

▪
The company’s System Integration and Application Development segment continued to be impacted significantly in the third quarter by the recession, especially in Europe and Asia Pacific, and higher than expected costs in certain projects.

▪
The company’s Software Distribution segment, which resells third-party enterprise software licenses, underperformed in the third quarter, turning in an operating loss on a moderate sequential revenue decline, largely due to the continued deferral of large software licensing deals in Europe.

“We delivered record operating cash flows,” said Ofer Segev, executive vice president and chief financial officer. “Our balance sheet is strong, with an increasing cash balance and minimal net debt, and our liquidity is excellent. We are continuing to control costs very effectively, and we plan to fix certain small unprofitable operations in the fourth quarter – which will make us stronger in the future.”

Business Outlook

The lingering recession is affecting the company’s top line, especially in Europe. The resulting revenue contraction has also had a direct impact on the company’s earnings.

Ness is lowering its 2009 full year guidance of revenues to the range of $540 million to $550 million to account for the company’s revenue shortfall in the third quarter and anticipated top line pressure in the fourth quarter, both primarily attributable to the protracted deep economic recession in Europe.

Ness Technologies Third Quarter 2009	Page 2 of 10

This revenue level implies diluted earnings per share at the lower end of our prior guidance for the “business as usual” scenario for the fourth quarter. As the company prepares for a resumption of growth in 2010, it now intends to restructure some small business units which are not contributing due to their small scale, and also to restructure certain projects in order to expand profitability in the future. The company expects to take a restructuring charge of $7 to $9 million. This charge is excluded from the company’s non-GAAP guidance.

Therefore, the company is lowering its diluted net earnings per share in the range shown in the reconciliation table below:

	Full year diluted net earnings (loss) per share ($)
	Low	High
GAAP basis	$(0.14)	$(0.04)
Stock-based compensation; amortization of intangible assets; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; earn-out payment for prior acquisition; net of taxes	0.27	0.26
Anticipated fourth quarter restructuring charge	0.23	0.18
Non-GAAP basis	$0.36	$0.40

The company’s GAAP guidance assumes that no material acquisitions or stock-based compensation grants will be effected in the fourth quarter of 2009; and the company’s GAAP and non-GAAP guidance further assumes that foreign currency exchange rates will remain at their average levels for October.

For the reasons set forth elsewhere in this release, Ness’ management believes that non-GAAP earnings per share financial guidance provides the best comparative basis for investors to understand and assess the company’s on-going operations and prospects for the future.

Goodwill Impairment Test

At the end of each calendar year, the company is required to perform an impairment test on its goodwill. If the company determines any portion of goodwill is impaired, it would recognize a non-cash charge that would impact GAAP earnings and earnings per share for the quarter and year ended December 31, 2009. Such a charge would not impact the non-GAAP financial information presented in this press release.

Conference Call Details

Sachi Gerlitz, president and chief executive officer of Ness Technologies, and Ofer Segev, executive vice president and chief financial officer, will conduct a conference call to discuss the third quarter 2009 results. The call, which will be simultaneously webcast, will begin at 10:00 AM Eastern Time / 7:00 AM Pacific Time on Tuesday, November 3, 2009.

Ness Technologies Third Quarter 2009	Page 3 of 10

To access the Ness Technologies third quarter 2009 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-973-200-3375. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://investor.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC and TASE:NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With about 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude (a) non-cash stock-based compensation expenses in accordance with SFAS 123R and amortization of intangible assets, net of taxes; (b) a gain related to the sale of the company’s Israeli SAP sales and distribution operations in the third quarter of 2008, net of related expenses and other charges, net of taxes; (c) an insurance settlement related to a 2007 arbitration expense, net of related expenses, net of taxes; and (d) severance expenses, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Ness uses these non-GAAP measures also in the formulation of its financial guidance. This requires Ness management to make assumptions regarding certain factors that could affect future net income and earnings per share, such as the timing and size of future potential acquisitions (which could result in additional non-cash amortization of intangibles), the timing and size of future potential stock-based compensation grants (which could result in additional non-cash stock-based compensation expense), and the timing and size of any one-time income or expenses. The company discloses such assumptions in conjunction with its financial guidance.

Ness Technologies Third Quarter 2009	Page 4 of 10

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. Ness is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Media Contact:
David Kanaan
Intl: +972-54- 425-5307
Email: media.int@ness.com

Investor Relations Contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

Ness Technologies Third Quarter 2009	Page 5 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$164,111	$132,733	$494,429	$406,410
Cost of revenues	120,945	96,753	353,330	298,186
Gross profit	43,166	35,980	141,099	108,224

Selling and marketing	13,487	12,094	41,233	35,047
General and administrative	24,986	21,809	73,908	70,740
Gain from sale of Israeli SAP sales and distribution operations, net	(18,366)	—	(18,366)	—
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	—	(2,610)
Commissions related to the sale of Israeli SAP sales and distribution operations	—	—	—	(2,534)
Total operating expenses	20,107	33,903	96,775	100,643

Operating income	23,059	2,077	44,324	7,581
Financial expenses, net	(1,187)	(399)	(3,635)	(2,431)
Other expenses, net	(392)	—	(392)	—
Income before taxes on income	21,480	1,678	40,297	5,150

Taxes on income	5,333	836	9,166	1,738
Net income	$16,147	$842	$31,131	$3,412

Basic net earnings per share	$0.41	$0.02	$0.79	$0.09
Diluted net earnings per share	$0.41	$0.02	$0.78	$0.09

Weighted average number of shares (in thousands) used in computing basic net earnings per share	39,435	38,451	39,284	38,653
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	39,832	38,864	39,929	39,181

Ness Technologies Third Quarter 2009	Page 6 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Data (1):

Revenues:
Software Product Engineering	$26,092	$25,621	$71,360	$76,275
System Integration and Application Development	126,552	100,202	377,672	307,772
Software Distribution	11,467	6,910	45,397	22,363
	$164,111	$132,733	$494,429	$406,410
Operating Income (Loss):
Software Product Engineering	$3,181	$3,609	$6,443	$11,819
System Integration and Application Development	10,233	2,150	28,749	6,783
Software Distribution	13,268	(782)	18,317	928
Unallocated Expenses	(3,623)	(2,900)	(9,185)	(11,949)
	$23,059	$2,077	$44,324	$7,581
Geographic Data:

Revenues:
Israel	$54,834	$41,905	$175,336	$129,546
Europe	55,092	42,177	163,691	130,297
North America	46,540	42,115	133,460	128,138
Asia and the Far East	7,645	6,536	21,942	18,429
	$164,111	$132,733	$494,429	$406,410

(1)
Effective October 1, 2008, the company reorganized its reportable segments to correspond to its three primary service lines. Prior period segment data has been reclassified to reflect the current organization of the segments.

Ness Technologies Third Quarter 2009	Page 7 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Nine months ended September 30,
	2008	2009
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$31,131	$3,412
Adjustments required to reconcile net income to net cash provided by operating activities:
Stock-based compensation-related expenses	2,227	2,619
Currency fluctuation of long-term debt	68	—
Depreciation and amortization	12,571	14,245
Arbitration settlement and related charges	(9,452)	—
Loss (gain) on sale of property and equipment and impairment and sale of cost investments	501	(138)
Gain from sale of Israeli SAP sales and distribution operations, net	(18,366)	—
Commissions related to the sale of Israeli SAP sales and distribution operations	—	(2,534)
Decrease in trade receivables, net	10,393	62,996
Decrease (increase) in unbilled receivables	(8,525)	4,722
Decrease (increase) in other accounts receivable and prepaid expenses	626	(3,516)
Increase in work-in-progress	(1,101)	(714)
Decrease (increase) in long-term prepaid expenses	1,193	(260)
Deferred income taxes, net	6,897	(92)
Decrease in trade payables	(5,845)	(20,779)
Increase (decrease) in advances from customers and deferred revenues	3,073	(3,305)
Increase in other long-term liabilities	694	498
Decrease in other accounts payable and accrued expenses	(5,447)	(19,969)
Decrease in accrued severance pay, net	(2,253)	(2,726)
Net cash provided by operating activities	18,385	34,459

Cash flows from investing activities:
Proceeds from sale of investment at cost	219	—
Proceeds from sale of Israeli SAP sales and distribution operations, net	13,145	—
Additional payments in connection with acquisitions of subsidiaries in prior periods	(5,973)	(15,451)
Proceeds from maturity of (investment in) short-term bank deposits, net	1,267	(16,822)
Proceeds from sale of property and equipment	115	796
Purchase of property and equipment and capitalization of software developed for internal use	(10,595)	(9,746)
Net cash used in investing activities	(1,822)	(41,223)

Cash flows from financing activities:
Exercise of options	4,317	—
Repurchase of shares	—	(2,037)
Acquired subsidiary’s dividend to its former shareholder	(10,048)	(1,430)
Short-term bank loans and credit, net	13,737	(4,970)
Proceeds from long-term debt	25,483	15,000
Principal payments of long-term debt	(2,447)	(4,411)
Net cash provided by financing activities	31,042	2,152

Effect of exchange rate changes on cash and cash equivalents	(10,291)	(93)
Increase (decrease) in cash and cash equivalents	37,314	(4,705)
Cash and cash equivalents at the beginning of the period	43,097	50,659
Cash and cash equivalents at the end of the period	$80,411	$45,954

Ness Technologies Third Quarter 2009	Page 8 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31, 2008	September 30, 2009
		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$50,659	$45,954
Restricted cash	2,331	2,398
Short-term bank deposits	5,703	22,703
Trade receivables, net of allowance for doubtful accounts	200,118	138,419
Unbilled receivables	35,585	36,278
Other accounts receivable and prepaid expenses	31,344	37,248
Work in progress	1,532	3,445
Total current assets	327,272	286,445

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	6,806	7,225
Unbilled receivables	9,220	5,238
Deferred income taxes, net	8,356	6,629
Severance pay fund	46,478	51,117
Property and equipment, net	36,733	37,903
Intangible assets, net	22,073	16,836
Goodwill	290,055	299,019
Total long-term assets	419,721	423,967

Total assets	$746,993	$710,412

CURRENT LIABILITIES:
Short-term bank credit	$18,072	$12,983
Current maturities of long-term debt	7,089	23,205
Trade payables	47,072	23,830
Advances from customers and deferred revenues	33,280	30,348
Other accounts payable and accrued expenses	124,697	87,520
Total current liabilities	230,210	177,886

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	60,973	57,434
Other long-term liabilities	6,444	7,375
Deferred income taxes	2,673	2,014
Accrued severance pay	55,014	56,781
Total long-term liabilities	125,104	123,604

Total stockholders’ equity	391,679	408,922

Total liabilities and stockholders’ equity	$746,993	$710,412

Ness Technologies Third Quarter 2009	Page 9 of 10

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

EXCLUDING STOCK-BASED COMPENSATION; AMORTIZATION OF INTANGIBLE ASSETS; GAIN
FROM SALE OF ISRAELI SAP SALES AND DISTRIBUTION OPERATIONS, NET OF RELATED
EXPENSES AND OTHER CHARGES; INSURANCE SETTLEMENT RELATED TO 2007 ARBITRATION
EXPENSE, NET OF RELATED EXPENSES; SEVERANCE EXPENSES; ALL NET OF TAXES

U.S. dollars in thousands (except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP revenues	$164,111	$132,733	$494,429	$406,410
Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution operations	3,155	—	3,155	—
Non-GAAP revenues	$167,266	$132,733	$497,584	$406,410

GAAP gross profit	$43,166	$35,980	$141,099	$108,224
Stock-based compensation	64	63	209	183
Amortization of intangible assets	221	205	667	581
Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution operations	3,155	—	3,155	—
Severance expenses	—	—	—	966
Non-GAAP gross profit	$46,606	$36,248	$145,130	$109,954

GAAP operating income	$23,059	$2,077	$44,324	$7,581
Stock-based compensation	688	863	2,227	2,619
Amortization of intangible assets	1,365	2,207	4,322	6,240
Gain from sale of Israeli SAP sales and distribution operations, net	(18,366)	—	(18,366)	—
Costs and expenses resulting from sale of Israeli SAP sales and distribution operations and other charges	5,631	—	5,631	—
Insurance settlement related to 2007 arbitration expense, net of related expenses	—	—	—	(2,610)
Severance expenses	—	—	—	2,646
Non-GAAP operating income	$12,377	$5,147	$38,138	$16,476

GAAP operating margin	14.1%	1.6%	9.0%	1.9%
Non-GAAP operating margin	7.4%	3.9%	7.7%	4.1%

GAAP net income	$16,147	$842	$31,131	$3,412
Stock-based compensation; amortization of intangible assets; gain from sale of Israeli SAP sales and distribution operations, net of related expenses and other charges; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; all net of taxes	(6,778)	2,468	(3,244)	7,222
Non-GAAP net income	$9,369	$3,310	$27,887	$10,634

GAAP diluted net earnings per share	$0.41	$0.02	$0.78	$0.09
Stock-based compensation; amortization of intangible assets; gain from sale of Israeli SAP sales and distribution operations, net of related expenses and other charges; insurance settlement in respect of 2007 arbitration expense, net of related expenses; severance expenses; all net of taxes	(0.17)	0.06	(0.08)	0.18
Non-GAAP diluted net earnings per share	$0.24	$0.09	$0.70	$0.27

Ness Technologies Third Quarter 2009	Page 10 of 10